POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that Peter Neisel whose signature appears below constitutes and appoints Mary Jo David and Randolph F. Williams, or either of them, his or her, true and lawful attorneys-in-fact and agents, with full power of substitituion and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any report filed pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended, including any Form 3, Form 4 or Form 5 and all amendments to any such documents, if any, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission (or other appropriate governmental authority for such purpose), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                        /s/ Peter Neisel
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                                        Signature

                                        Peter Neisel
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                                        Printed Name